UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Health Care REIT, Inc. (the “Company”) was held on May 7, 2015 in New York, New York. The voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

Proposal #1 — Election of nine directors to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstentions	Broker Non-Votes
Thomas J. DeRosa	280,648,318	734,479	571,457	37,876,906
Jeffrey H. Donahue	279,211,159	2,178,016	565,079	37,876,906
Fred S. Klipsch	279,600,110	1,776,720	577,424	37,876,906
Geoffrey G. Meyers	280,933,406	447,030	573,818	37,876,906
Timothy J. Naughton	279,808,725	1,559,076	586,453	37,876,906
Sharon M. Oster	279,132,479	2,264,171	557,604	37,876,906
Judith C. Pelham	281,064,371	327,874	562,009	37,876,906
Sergio D. Rivera	279,800,585	1,568,142	585,527	37,876,906
R. Scott Trumbull	277,976,599	3,407,857	569,798	37,876,906

Proposal #2 — Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2015:

For	Against	Abstentions	Broker Non-Votes
303,994,006	13,289,559	2,547,595	0

Proposal #3 — Approval of the compensation of the named executive officers of the Company as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission:

For	Against	Abstentions	Broker Non-Votes
274,632,975	6,119,485	1,201,794	37,876,906

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ THOMAS J. DEROSA
Name:	Thomas J. DeRosa
Title:	Chief Executive Officer

Dated: May 11, 2015